Contact:          Claude Couty, Chief Financial Officer
Phone number:     0.11.33.4.94.10.78.08
e-mail address:   ccouty@pipfrance.fr

Heritage Worldwide Reports Strong First Quarter of Fiscal 2005 Results

LA-SEYNE-SUR-MER, France November 17, 2004--Heritage Worldwide, Inc. (OTCBB:
HWWI) ("Heritage" or the "Company"), a large worldwide provider of breast implants, today announced results for the first quarter of fiscal 2005, with double-digit growth in revenues and gross profit, as well as a return to profitability.

o Total sales increased 10.5% to $2.9 million during the first quarter of fiscal 2005 when compared to the prior period;
o Gross profit increased by 60.3% to $1.6 million during the first quarter of fiscal 2005 compared to the prior period;
o The Company recorded net income of $170,000 during the first quarter of fiscal 2005 compared to a net loss of $353,000 in the first quarter of fiscal 2004.



"Heritage has significantly improved its results of operations this quarter," commented Alain Sereyjol-Garros, Chief Executive Officer of the Company. "We are capitalizing on the changes we have implemented over the last year. Our increased revenues demonstrate our capabilities in diversifying our customer base, entering new markets and consolidating our gains in existing markets. Our increased profitability is also the result of the changes to the infrastructure we have implemented in our production facility at La-Seyne-Sur-Mer. As we announced last month, we are entering into the Australian market and are increasing our sales efforts in France and throughout Europe. We will continue to expand those efforts in other international markets, such as the U.S. Additionally, we continue to make significant progress in developing and enhancing our new and existing product line."

About Heritage Worldwide, Inc.

The Company is incorporated in the State of Delaware. The Company and its subsidiaries develop, manufacture, and market breast and other body implants and body support products worldwide. The Company maintains its production facility and headquarters in the Toulon metropolitan area in Southern France. It also has a distribution facility in Spain.

Safe Harbor Statement

All statements included or incorporated by reference in this release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry, management's beliefs and certain assumptions made by us. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," similar expressions, and variations or negatives of these words. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements speak only as of the date hereof and are based upon the information available to us at this time. Such information is subject to change, and we will not necessarily inform you of such changes. These statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statement as a result of various factors.

Important factors that may cause such a difference for Heritage Worldwide include, but are not limited to competitive pressures and other factors such as the introduction or regulatory approval of new products by our competitors and pricing of competing products and the resulting effects on sales and pricing of our products, disruptions or other problems with our sources of supply, significant product liability or other claims, difficulties with new product development and market acceptance, patent conflicts, product recalls, United States Food and Drug Administration (FDA) delay in or approval or rejection of new or existing products, changes in government regulation, use of hazardous or environmentally sensitive materials, our inability to implement new information technology systems, and other events.

Our Annual Report on Form 10-KSB and other Securities and Exchange Commission filings discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.

HERITAGE WORDWIDE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

                                                For the Three-Month Period Ended
                                                           September 30,
                                               ---------------------------------
                                                      2004               2003
                                               ---------------------------------


Revenues                                       $   2,883,722       $  2,608,603
Cost of revenues                                   1,271,418          1,602,937
                                               ---------------------------------
  Gross profit                                     1,612,304          1,005,666

  Total operating expenses                         1,294,802          1,290,717
                                               ---------------------------------
Operating Profit                                     317,502           (285,051)

  Total other expenses                              (138,705)           (33,296)

 Provision for income taxes                                -            (34,833)

Minority interest                                     (9,143)                 -
                                               ---------------------------------
Net income (loss)                              $     169,654       $   (353,180)
                                               =================================

Weighted average shares outstanding               17,410,299         16,294,667
                                               =================================

Earnings per share - basic and diluted         $        0.01       $      (0.02)
                                               =================================


                                                September 30,
BALANCE SHEET                                        2004
                                               --------------
ASSETS

 Cash                                          $     967,449
 Accounts receivable, net                          2,854,021
 Inventories                                       3,030,870
 Prepaid expenses and other current assets           778,714
                                               --------------
  Total current assets                             7,631,054

Property and equipment, net                        1,786,365
Other assets                                       1,776,184
                                               --------------
  Total assets                                 $  11,193,603
                                               ==============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:

 Lines of credit                               $     939,211
 Accounts payable and accrued expenses             4,226,851

 Current portion of long term debt                   168,080

 Due to related parties                               17,979

 Warranty reserve                                    330,576
                                               --------------
  Total current liabilities                        5,682,697

Convertible debentures, net of discount            1,747,279

Long term debt, net of current portion               556,722
                                               --------------
  Total liabilities                                7,986,698

Minority interest                                    819,307

Stockholders' Equity:                              2,387,598
                                               --------------
  Total liabilities and stockholders' equity   $  11,193,603
                                               ==============